Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.  THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE COMMISSION.

ENDORSEMENT AGREEMENT

This Agreement made as of July 29, 2011 (the “Effective Date”) between:

Mine O’ Mine, Inc.,
a corporation incorporated under the laws of the State of Nevada

(“MoM”)

and

Soupman, Inc.,

a Delaware corporation

(“Soupman”)

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 – DEFINITIONS

1.1	Definitions. In this Agreement:

(a)	“Affiliate” means any corporation or other entity which is at least 50% owned by Soupman.

(b)	“AMP” has the meaning set out in Section 3.5 (a) (ii).

(c)	“Endorsed Products” means Products manufactured and/or distributed by Soupman and under the Soupman name.

(d)	“Products” means, collectively, prepared or packaged soups .

(e)
 “Intellectual Property Rights” means any right that is or may be granted or recognized under any United States or foreign legislation regarding patents, copyrights, neighboring rights, moral rights, trade-marks, trade names, service marks, industrial designs, privacy, publicity, celebrity and personality rights and any other statutory provision or common or civil law principle regarding intellectual and industrial property, whether registered or unregistered, and including rights in any application for any of the foregoing.

(f)	“Promotional Material Pre-Production Sample” has the meaning set out in Schedule “B”.

(g)
“Promotional Materials” means the business, advertising, promotional and marketing materials, used in promoting the Endorsed Products, including but not limited to labels and other printed materials, “give away” or premium items, cross promotions, marketing materials, advertising materials, press releases, and other printed materials collateral to or reasonably necessary or desirable for sale promotion of the Endorsed Products or any other materials using the Trade-Marks.

(h)	“Subsidiary” means any corporation or other entity which is 100% directly or indirectly owned by Soupman.

(i)	“Term” has the meaning set out in Section 2.5.

(j)
“Trade-Marks” means the trade-mark(s) set out in Schedule “A” attached hereto, as amended by MoM from time to time. MoM may from time to time amend the contents of Schedule “A” hereto by adding or deleting trade-marks, such amendments may by effected by MoM providing Soupman with an amended Schedule “A”, with the amended Schedule “A” becoming effective on the date it is delivered to Soupman.

(k)	“Change of Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i)
any person other than a shareholder of Soupman as of the date hereof, or an affiliate or permitted transferee of any such shareholder (pursuant to Soupman’s governing documents) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of Soupman (not including in the securities beneficially owned by such person any securities acquired directly from Soupman or any of its affiliate as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act) representing 50.1% or more of the combined voting power of Soupman's then outstanding securities; or

(ii)
there is consummated a merger or consolidation of Soupman or any direct or indirect subsidiary of Soupman with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board of Directors of Soupman (the “Board”) immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if Soupman or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iii)	the shareholders of Soupman approve a plan of complete liquidation or dissolution of Soupman or there is consummated an agreement for the sale or disposition by Soupman of all or substantially all of Soupman's assets, other than (A) a sale or disposition by Soupman of all or substantially all of Soupman's assets to an entity, at least 50.1% of the combined voting power of the voting securities of which are owned by shareholders of Soupman following the completion of such transaction in substantially the same proportions as their ownership of Soupman immediately prior to such sale or (B) a sale or disposition of all or substantially all of Soupman's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common equity of Soupman immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Soupman immediately following such transaction or series of transactions

SECTION 2 – GRANT OF LICENSE

2.1           Grant of License.  Subject to the terms and conditions of this Agreement, MoM grants to Soupman an exclusive right and license, XXXX, during the Term of this Agreement, to use the Trade-Marks in association with the Products and a non-exclusive right and license, XXXX, during the Term of this Agreement, to reproduce, advertise, and display the Trade-Marks in the Promotional Materials.  XXXX

2.2           Acceptance and Usage by Soupman.  Soupman hereby accepts such license of the Trade-Marks and confirms that such Trade-Marks, or any mutually approved substitutes or adaptations thereof, may be used with the manufacturing and marketing of Products.

The license granted to Soupman pursuant to this Agreement is subject to the following:

(a)
Soupman acknowledges and agrees that MoM and/or its affiliated companies and/or permitted assigns is the sole and rightful owner of all rights, titles and interests in and to the Trade-Marks and any and all Intellectual Property Rights deriving therefrom, and agrees that it shall not claim any title or right to the Trade-Marks or to the use of the Trade-Marks other than as provided for herein.  Soupman acknowledges the validity of the Trade-Marks and   the secondary meaning associated with the Trade-Marks;

(b)
Soupman acknowledges and agrees that all use of the Trade-Marks by Soupman and any   goodwill generated by Soupman’s use of the Trade-Marks shall inure solely to the benefit of MoM.  Soupman shall not join any name or names with the Trade-Marks so as to form a new mark, unless and until Soupman consents thereto in writing ;

(c)
Soupman shall adhere to the standards governing the quality of all Promotional Material   provided in association with the Trade-Marks that are set from time to time by MoM in accordance with Schedule “B” or otherwise;

XXXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

(d)
All uses of the Trade-Marks by Soupman, as well as the manufacture, distribution and other exploitation of the Products shall be incompliance with applicable law and shall not be derogatory or defamatory or violate third party rights;

(e)	MoM shall have the right of access to Soupman’s premises, during normal business hours on 72 hours written notice, for the purpose of confirming Soupman’s compliance with this Agreement;

(f)	Soupman shall use the Trade-Marks for no purpose other than the sale of the Products as contemplated by this Agreement. XXXX;

(g)
Soupman shall not do anything inconsistent with the validity of the Trade-Marks or inconsistent with MoM’s ownership of the Trade-Marks.  Soupman shall not, at any time, do or suffer to be done, any act or thing which may in any way adversely affect any rights of MoM in and to the Trade-Marks or any registrations thereof or which, directly or indirectly, may reduce the value of the Trade-Marks or detract from their reputation .  Soupman shall never challenge the validity of the Trade-Marks or any application or registration thereof or any rights of MoM therein;

XXXX

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2.3              Compensation.  In return for the grant for license for the Trade-Marks, Soupman shall pay MoM as set forth in Schedule “C”..

2.4           Product Allocation. Soupman shall, from time to time, at MoM’s request, deliver to MoM or its designee, at no cost or expense, any goods or products made or offered by Soupman having an aggregate value of up to US $5,000.00  (based on then current wholesale pricing) each contract year during the Term (as defined below).  In addition, MoM shall have the right to purchase any goods or products made or offered by Soupman from Soupman, for its personal use, at the most favorable wholesale price.

2.5           Term.  Except to the extent earlier terminated as provided herein, this Agreement shall be for a term of 36 months from the Effective Date (the first consecutive 12 month period  and each consecutive 12 month period commencing on any anniversary of the Effective Date, a “contract year”). and shall  renew upon mutual agreement at the end of the current term for a successive one (1) contract year renewal terms (each a “renewal term”).

2.6           Termination.

(a)
This Agreement may be terminated by MoM upon written notice to Soupman if Soupman commits a breach of this Agreement and such breach, to the extent capable of being cured, is not remedied to MoM’s satisfaction within thirty (30) days (or  ten (10) days for a payment breach) after MoM sends written notice of such breach to Soupman.  XXXX

(b)
MoM shall have the right to terminate this Agreement and the licenses granted herein effective immediately if:  (i)  Soupman or its creditors file for liquidation, bankruptcy, compulsory composition or dissolution; (ii)  Soupman is entered into liquidation, bankruptcy, compulsory composition, of dissolution; (iii)  Soupman files a proposal or notice of intention or proposal under the Bankruptcy and Insolvency Act or any similar law; (iv) if the Soupman hereto has explicitly suspended payment of its debts as they became due; (v) if creditors of the Soupman hereto take over its management or appoint a receiver for managing therefore; or (vi) if the Soupman ceases to do business in the ordinary course.

XXXX - redacted pursuant to a confidentiality request with the United States Securities and Exchange Commission

(c)
This Agreement may be terminated by Soupman upon written notice to MoM if MoM commits a breach of this Agreement and such breach, to the extent capable of being cured, is not remedied to Soupman’s satisfaction within thirty (30) days after Soupman sends written notice of such breach to MoM.

(d)
This Agreement may be terminated by Soupman if Shaquille O’Neal is convicted of or pleads guilty to a felony or misdemeanor involving moral turpitude under any Federal, state or local laws.  Any termination pursuant to this subparagraph shall become effective on the thirtieth (30th) day next following the date of receipt by MoM of Soupman’s written intention to so terminate.

2.7           Effect of Termination.  Upon the expiration or early termination of this Agreement for any reason whatsoever:

(a)
Soupman shall immediately cease any and all use of the Trade-Marks and all related Intellectual Property Rights and will not resume the use thereof or adopt any colorable imitation of the Trade-Marks and discontinue selling the Endorsed Products.  Soupman hereby acknowledges and agrees that MoM shall be entitled to seek and obtain injunctive relief without the need  to post bond or show actual damages if  Soupman fails to discontinue the use of the Trade-Marks;

(b)	Soupman shall destroy or cause to be destroyed any unused Promotional Materials existing as at the date of the expiration or early termination of this Agreement.

(c)
Upon termination of this Agreement by MoM pursuant to paragraphs 2.6 (a), (b) or (c), Soupman shall accelerate and immediately pay to MoM any unpaid compensation outstanding or that may become due through the originally scheduled expiration of the Term.  Such liability shall in addition to, and not in limitation of, any and all remedies available to MoM under contract, at law or in equity.

SECTION 3 – OBLIGATIONS OF THE PARTIES

3.1           Obligations of Soupman.  In addition to any other obligations set out in this Agreement, the Soupman shall have the following obligations:

(a)
to fully oversee and be responsible for the production, distribution and marketing of the Endorsed Products, including without limitation negotiating all production agreements, paying all suppliers and related costs and operating costs.  Without limiting the generality of the foregoing, Soupman’s distribution channels and patterns for the Endorse Products shall be consistent with those of other first class gourmet foods;

(b)
to maintain or cause to be maintained the quality of the Endorsed Products, throughout the Term of this Agreement, in accordance with industry standards (including applicable health codes)  but in no event no less than first premium quality;

(c)	to be responsible for all research and development costs;

(d)
to diligently promote the Endorsed Products XXXX and to handle all sales and marketing efforts, including, without limitation, maintaining a non-exclusive sales force suitable to carry out the purposes of this Agreement;

(e)	to maintain accurate books and records of the production and sales of the Endorsed Products;

(f)	not to take any action which may affect adversely the validity of any of the Trade-Marks nor take any action that may be detrimental to the goodwill associated with the Trade-Marks;

(g)	to ensure that no use of the Trade-Marks and no use of Shaquille O’Neal’s name or likeness is unflattering or disparaging and that no statement is made that disparages MoM or Shaquille O’Neal;

(h)	to promptly pay to the MoM all amounts owed hereunder;

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(i)	to receive the sign off or consent of MoM, as set out in Schedules “B” and “C”, on all Proposed Promotional Materials with respect to the use by Soupman of the Trade-Marks;

(j)
to ensure that all Endorsed Products, are produced, distributed, sold and promoted in compliance with all applicable laws, rules and regulations of the jurisdiction in which they are being produced, distributed, sold or promoted and to ensure that all advertising and promotional materials used by or at the direction of Soupman in connection with the sale of the Endorsed Products, are true, accurate and complete and comply with applicable law.

3.2           Obligations of MoM.  In addition to any other obligations set out in this Agreement,  MoM shall have the following obligations:

(a)	identify a project representative for communications and timely approvals;

(b)	provide images of Shaquille O’Neal to be used in association with the sales and marketing of the Endorsed Products;

(c)	provide quotes from time to time from Shaquille O’Neal to be used in media/press releases endorsing the Endorsed Products;

(d)	provide signed letters from Shaquille O’Neal to VIP dealers/distributors to encourage business;

(e)	from time-to-time and subject to the availability of Shaquille O’Neal, the signing of limited edition Point of Sale materials for key customers and charitable events;

(f)
from time to time, subject to the availability of Shaquille O’Neal and subject to MoM’s sole discretion and judgment, the making of Shaquille O’Neal available to assist in the creation and fostering of business opportunities for Soupman, to use his Twitter network to promote the Endorsed Products and to generally promote the Endorsed Products;

(g)
arrange for four (4) personal service days by Shaquille O’Neal during each contract year, to be used solely for the promotion and advancement of the Endorsed Product business including, but not limited to, in-store appearances, photo shoots and sales conventions.  It is understood that such service days will not exceed seven hours in duration (exclusive of travel time) for production days  and six hours in duration (exclusive of travel time) for all other personal services and that a list of the proposed dates and locations for such requested service days shall be submitted to MoM for prior approval.  XXXX

(h)	All photographers and stylists used for any photo shoot hereunder are subject to the mutual agreement of MoM and Soupman.

However, MoM shall not be required to cause Shaquille O’Neal to participate in any activities (i) which would subject MoM or Shaquille O’Neal to Federal or state securities laws, (ii) which could impose a fiduciary duty upon MoM or Shaquille O’Neal to Soupman's shareholders, (iii) which could cause MoM or Shaquille O’Neal to violate any laws, (iv) which could cause injury to MoM or Shaquille O’Neal or (v) which may subject MoM or Shaquille O’Neal to public disrepute.  Soupman further understands that Soupman’s unilateral failure to utilize the services of MoM or Shaquille O’Neal hereunder shall not result in any reduction in payments to MoM hereunder.  The obligations of MoM to provide the services hereunder are subject to the condition that payments to MoM are current and up to date.   XXXX  Any advice or recommendations given by Shaquille O’Neal hereunder shall not be deemed guarantees or warranties of Shaquille O’Neal or MoM and neither Shaquille O’Neal nor MoM shall have any liability with respect thereto.  It is understood that neither MoM nor Shaquille O’Neal is guaranteeing any results.

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3.3           Maintenance and Enforcement of the Trade-Marks.

(a)              MoM agrees to maintain all applications and registrations of the Trade-Marks for the Products in MoM’s name but at Soupman’s sole cost and expense (Soupman shall pay for any application requested in advance).  Soupman shall cooperate with MoM, in connection with the filing and the prosecution by MoM of applications to register or renew the Trade-Mark for Products sold hereunder in each jurisdiction where Soupman has reasonably requested the same.  Without limiting the generality of the foregoing, MoM shall execute any agreements, forms, and declarations of use as may be reasonably required by Soupman in connection with the license of the Trade-Marks hereunder.

(b)              Soupman shall promptly inform the MoM of any non-complying use or infringement by a third party of the Trade-Marks that comes to its attention, and shall co-operate and assist MoM as requested in any opposition proceedings of any action taken by MoM against any third party to protect or enforce its rights in the Trade-Marks.  MoM shall have full control and carriage of any such action or other proceeding.  It is understood that MoM is not obligated to take any action against any non-complying or infringing use by any third party.  Soupman shall not be entitled to apply for any marks similar to the Trade-Marks or take proceedings in its own name to enjoin usage by any third party of any potentially confusing mark or seek any other relief without prior written permission from MoM.  MoM shall not be required to protect, indemnify or hold Soupman harmless against, or be liable to Soupman for, any liabilities, losses, expenses or damages which may be suffered or incurred by Soupman as a result of any infringement or allegation thereof by any other person, firm or corporation, other than by reason of MoM's breach of the representations made and obligations assumed herein in accordance with the indemnification provisions hereof.

3.4           Promotional Appearances.

(a)	Any requests by Soupman to MoM for commercial service days by Shaquille O’Neal to promote the Products pursuant to Section 3.2 above shall be submitted in writing to MoM for acceptance.

(b)	XXXX

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(c)
Soupman further understands that Soupman's unilateral failure to utilize services of Shaquille O’Neal hereunder shall not result in any reduction in payments to MoM hereunder, nor may unused service days from one period be carried forward to   another period. The obligations of MoM to provide the services hereunder are subject to the condition that payments to MoM are current and up to date and Soupman is not otherwise in breach of any provisions of the Agreement.   If MoM confirms Shaquille O’Neal's availability for any service day and Shaquille O’Neal is unable to appear due to illness, injury or other emergency, such non-appearance is not a breach of this Agreement and neither MoM nor Shaquille O’Neal shall be responsible for any expenses incurred due to such non-appearance. In such event, service day. However, MoM acknowledges that if MoM fails to fulfill any service day scheduled in accordance with the  provisions of this subparagraph for reasons other than  illness, injury or other emergency or other events of force majeure, such failure may cause Soupman to suffer damage and  loss which might include, but not necessarily be limited to,  costs and expenses associated with the appearance, advertising production costs, advertising or promotional opportunities, and loss of goodwill, the amount and extent of which damage  and loss are impracticable to estimate prospectively and will,  in the event of such failure, be difficult if not impossible   to prove with any acceptable degree of certainty.  XXXX

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(d)
For each service day by Shaquille O’Neal hereunder Soupman agrees to pay all reasonable out-of-pocket  expenses incurred by Shaquille O’Neal, a personal companion of Shaquille O’Neal and a representative of MoM in connection  therewith (including, but not limited to travel by private jet  for Shaquille O’Neal, a personal companion of Shaquille O’Neal and  a representative of MoM ).  It is understood that all such expenses XXXX, in the aggregate, for any single service day (exclusive of the cost of travel by private jet) shall be subject to Soupman’s prior approval, which approval shall not be unreasonably withheld or delayed.  In addition, if any such service day by Shaquille O’Neal is subject to any guild, union, pension, welfare or other charge, Soupman shall pay such amount in addition to all other amounts required to be paid hereunder.

(e)
Soupman acknowledges and agrees that due to his worldwide fame and recognition, Shaquille O’Neal may have personal security risks when performing services or making appearances hereunder.  Accordingly, Soupman agrees that it shall, at its sole cost and expense, take all necessary and reasonable precautions when Shaquille O’Neal is performing services or making appearances hereunder to protect Shaquille O’Neal (including but not limited to providing security personnel) as reasonable requested by MoM.

3.5           Advertising, Marketing and Promotions

(a)
Marketing Strategies.  MoM acknowledges and agrees that the success of the Endorsed Products, will depend upon, among other things, the implementation of proper marketing strategies.  MoM agrees that Soupman shall establish guidelines for marketing strategies as set out this Section. Specific aspects of this marketing responsibility include the following:

(i)	Soupman will define the long-term personality and positioning for the Endorsed Products;

(ii)
within sixty (60) days of the Effective Date and on an annual basis thereafter,Soupman will prepare an annual marketing and promotions plan with regard to the Endorsed Products (the “AMP Plan”) which will reflect the long-term personality and positioning of the Endorsed Products, and will include a strategy for the sales and marketing of the Endorsed Products, as well as the proposed wholesale and retail prices of each line of Endorsed Products;

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(iii)	Soupman will pursue the AMP Plan in a manner reflecting the high standards and quality associated with MoM and the Endorsed Products;

(iv)	XXXX

3.6           Reporting. Soupman will provide semi-annual reports to MoM with respect to sales, press, marketing initiatives, consumer feedback, upcoming events and any other material facts relating to the Endorsed Products no later than 30 days following the end of each period.

3.7           Right of Audit.   MoM shall have the right during normal business hours and upon 72 hours prior written notice to audit Soupman’s books and records pertaining to the sales of the Endorsed Products, at Soupman’s place of business.  All such books and records shall be kept available for at least 2 years after the termination of this Agreement. In the event that an error is discovered in the calculation of amounts payable to MoM, the party that received the benefit of the error shall promptly thereafter pay to the other the amount of overpayment or underpayment, as the case may be.  The cost and expenses associated with such audit shall be borne by MoM except that if any such audit reveals an underpayment of 5% or greater for the period audited, Soupman shall be responsible for the costs of such audit.   MoM’s receipt of any statement, report or payment does not preclude it from challenging the correctness of that statement or report.

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3.8           Representation and Warranties.

(a)
Soupman represents and warrants to MoM that: (i) Soupman has full right and power to enter into this Agreement and to perform fully all of its obligations hereunder; (ii) there are no other agreements, written or oral, with any third party in conflict herewith; (iii) there are no claims, litigation or other proceedings pending or, to Soupman’s knowledge, threatened which would adversely affect Soupman’s business, operations, finances or prospects; and (iv) with respect to any and all material created by or on behalf of Soupman hereunder, and any and all exploitation, promotion, or distribution thereof, whether in written or oral form, Soupman shall have obtained all rights necessary thereto and the same shall not contain any language or material which is obscene, libelous, slanderous or defamatory and will not infringe upon or give rise to any adverse claim with respect to any common law or other rights whatsoever (including, without limitation, any patent, copyright, trademark, service mark, literary right, right of privacy or publicity or contract right) of any person, firm or corporation, or violate any other applicable law.  Soupman makes no representations or warranties to MoM regarding the sales, profits, or marketability of the Endorsed Products.

(b)
MoM has the legal authority to grant the exclusive use of the Trade-Marks XXXX in association with the manufacturing and marketing of Products, and that no other person or entity is required to consent to this Agreement.

3.9           Indemnification; Insurance.

(a)
Soupman agrees and undertakes to defend, indemnify and save harmless each of MoM and Shaquille O’Neal and their respective employees, directors, officers, shareholders, Affiliates, licensees, assigns and agents from and against any and all claims, demands, actions and /or proceedings (threatened and/or instituted) or liability of any kind arising from or in connection with any Soupman products or services;  the manufacture, labeling, sale, promotion or distribution or other exploitation of any Soupman products or services; the Promotional Materials; Soupman’s business and operations;  Soupman’s actions or omissions, Soupman’s breach of this Agreement; any services provided or performed by MoM or Shaquille O’Neal hereunder; any actual or threatened breach by Soupman of any of its representations, warranties or agreements hereunder;  or any other claims of any kind by a third party resulting from Soupman’s exercise of the rights granted and use of services provided hereunder.

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(b)	MoM agrees to indemnify and hold harmless Soupman for any claims, suits, damages, actions, or other costs arising out of any breach of MoM’s warranties set forth in Section 3.8 above.

(c)
Soupman shall procure and maintain at its own expense in full force and effect at all times during which Endorsed Products, are being sold, with a responsible insurance carrier acceptable to MoM, a public liability insurance policy including products liability and advertising injury coverage with respect to the Endorsed Products, with a limit of liability not less than US$3,000,000. It shall be acceptable if such coverage is provided by a product liability policy and an additional umbrella policy. Such insurance policies shall be written for the benefit of Soupman and MoM and Shaquille O’Neal and shall provide for at least thirty (30) days prior written notice to said parties of the cancellation or substantial modification thereof. Each of MoM and Shaquille O’Neal shall be a named insured on each such policy. Such insurance may be obtained by Soupman in conjunction with a policy which covers products other than Products.  Soupman  shall, from time to time upon reasonable request by MoM, promptly furnish or cause to be furnished to MoM evidence in form and substance satisfactory to MoM of the maintenance of the insurance required by the above, including, but not limited to, copies of policies, certificates of insurance (with applicable riders and endorsements) and proof of premium payments. Nothing contained in this paragraph shall be deemed to limit in any way the indemnification obligations of Soupman hereunder.

3.10	Exclusivity.

MoM will not grant any other license effective during the term of this Agreement for the use of the Trade-Marks on or in connection with the sale of Products XXXX.  XXXX

SECTION 4 – GENERAL

4.1           Notices.

(a)	Legal Notices.
Any notice or other communication required or permitted under this Agreement and that is of a legal nature shall be in writing and may be delivered personally or sent by facsimile or be prepaid registered or certified mail, addressed in the case of MoM, as follow (or such other address as communicated from time to time):

Mine O’ Mine, Inc.
XXXX

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and in the case of Soupman, as follows (or such other address as communicated from time to time):

SoupMan Inc.
1110- South Ave. Suite 100
Staten Island, NY 10314
Attention: Arnold Casale
Fax: 212-768-7055

Copy to:
Hank Gracin, Esq.
Gracin and Marlow, LLP
Chrysler Building 405 Lexington Ave 26th floor New York, NY 10174

Fax: 212-208-4657

or to such other address as the addressee may have specified by a notice given under this provision.  Any such notice or other communication, if delivered or mailed, shall be deemed to have been given when received and, if faxed, shall be deemed to have been given on the first business day following transmission.

(b)	Operational Notices.
Any notice or other communication required or permitted under this Agreement and that is of an operational or technical nature, including without limitation, with respect to the delivery of the samples referred to in Schedule “B”, shall be in writing and may be delivered personally or sent by facsimile or by prepaid registered or certified mail, addressed in the case of MoM, as follows (or such other address as communicated from time to time):

Mine O’ Mine, Inc.
XXXX

and in the case of Soupman, as follows (or such other address as communicated from time to time):

SoupMan Inc.
Seb Rametta
1110-South Ave. Suite 100
Staten Island, NY 10314

Seb@originalsoupman.com

4.2           Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter, supersedes all prior representations, negotiations and understandings and may not be amended, or any provision waived, except in writing signed by the party against whom the amendment or waiver is sought to be enforced.  All additions or modifications to this Agreement must be made in writing and must be signed by both parties.

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4.3           Binding Agreement.   This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns.

4.4           Applicable Law.   This Agreement shall be governed by and interpreted in accordance with the laws of Nevada applicable thereto without regards to its principles of conflicts of laws.  All parties hereby agree that any disputes that arise under this Agreement, including after termination of this Agreement, will be heard only in the state or federal courts located in Clark county.  MoM and Soupman expressly agree to submit to the jurisdiction of, and expressly waive any right to contest the jurisdiction, venue or convenience, of the foregoing courts.

4.5           Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.  Any unenforceable provision will be replaced by a mutually acceptable provision which comes closest to the intention of the parties at the time the original provision was agreed upon.

4.6           Waiver.   No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege.

4.7           Relationship.    This Agreement is between separate legal entities and neither is the agent or representative of the other for any purpose whatsoever.  Soupman is an independent contractor and does not have any power nor will it represent itself as having any power to bind or obligate MoM or assume or create any expressed or implied obligation or responsibility on behalf of MoM, or in MoM’s name.  This Agreement shall not be construed as constituting MoM and Soupman partners or as creating any other form of legal association between them which would impose liability upon one for the acts of failure to act of the other.

4.8           Further Assurances.     Each party shall execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to carry out the full intent and meaning of this Agreement.

4.9           Equitable Relief.  The parties hereto recognize that a breach of any of the covenants and agreements contained herein regarding the licensing or use of the MoM’s Trade-Marks will cause irreparable harm and that monetary damages alone will not be sufficient to cure any resultant harm to the injured party.  Therefore, the parties hereto agree that in the event of any actual or threatened breach by MoM, on the one hand, or by Soupman, on the other hand, during the term hereof or after the termination or expiration of the term hereof, of any of the covenants and agreements contained herein relating to the licensing or use of the Trade-Marks or Shaquille O’Neal’s name, likeness or personality, the other shall be entitled, in addition to such other rights and remedies which may be available to such party or parties at law or in equity, to injunctive relief, without being required to give any notice, to show actual damages, or to post any bond or other security, against any such actual or threatened breach.

4.10           Disclaimer.  Under no circumstances does this Agreement grant or purport to grant to Soupman the right to use any logo, trademark or service mark owned by the NBA, NBAP or any professional basketball team and organization.  Soupman agrees that it shall not knowingly use the Trade-Marks in any manner which would cause a breach of any agreement of Shaquille O’Neal or MoM with, or any regulation of, the NBA, the NBAP any professional basketball team and organization.

4.11           Limitation of Liability.   UNDER NO CIRCUMSTANCES WILL MoM OR SHAQUILLE O’NEAL BE LIABLE TO SOUPMAN UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT.  UNDER NO CIRCUMSTANCES WILL MoM BE LIABLE TO SOUPMAN IN AN AMOUNT IN EXCESS OF THAT PAID HEREUNDER (EXCLUDING REIMBURSEMENT OF EXPENSES); PROVIDED FURTHER THAT ANY PAYMENTS MADE IN ANY FORM OTHER THAN CASH SHALL, AT MoM’s OPTION, ONLY BE RECOVERABLE IN-KIND.

4.12           Assignment.  This Agreement will be binding on the parties’ respective successors and permitted assigns.  Except as otherwise expressly provided herein neither party shall be permitted to delegate its duties or assign its rights hereunder without the express written consent of the other, which consent shall not be unreasonably withheld, provided, however, MoM may assign any of its rights and obligations hereunder without prior written consent of Soupman to Shaquille O’Neal or any other entity that Shaquille O’Neal controls.

4.13          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

4.14           Press Releases; Publicity.  Except as may be required by law, neither party shall make any public announcement regarding the entering into or existence of this Agreement without the prior approval of the other party, which approval may be withheld or given in such other party’s sole discretion.

4.15           Change of Control.  Soupman will immediately notify MoM in writing upon becoming aware of a potential Change of Control and as soon as possible following a Change of Control, in each case, along with a reasonably detailed written explanation of the surrounding facts and circumstances so that MoM may timely, and with full knowledge, exercise its rights hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Mine O’ Mine, Inc.

By:  /s/Shaquille O’Neal
Shaquille O’Neal
President

SOUPMAN, INC.

By: /s/ Arnold Casale
Name: Arnold Casale
Title: CEO

Schedule “A”
Trade-Marks

Schedule “B”
Approvals

The following approval process shall be required for all Promotional Materials.

MoM shall have final approval over all aspects of the Promotional Materials.

Soupman shall submit specimens of each proposed Promotional Material, including without limitation all advertising and promotional layouts, scripts, press releases, quotes and photographs and samples and premiums  (each a “Promotional Material Pre-Production Sample”) for approval or rejection by MoM.  In the event MoM does not respond to Soupman within ten (10) business days of MoM's receipt of a Promotional Material Pre-Production Sample, Soupman shall send MoM written notice requesting such approval once again (the "Promotional Approval Request"). In the event MoM does not respond to Soupman within three (3) business days of MoM's receipt of the Promotional Approval Request, such Promotional Materials shall be deemed approved.

Schedule “C”
Compensation

1.  Upon the execution hereof, Soupman will issue one million two hundred thousand (1,200,000) shares (the “Shares”) of Soupman’s Common Stock, representing 5% of Soupman’s outstanding Common Stock, on a fully diluted basis, on the date of the grant.  The Shares will be subject to vesting as follows:

One –third of the Shares shall be granted without any restrictions other than i.) restrictions under applicable state and securities laws.

Two-thirds of the Shares shall initially be subject to the Repurchase Option described below (the “Vesting Shares”).  1/24th of the Vesting Shares shall be released from the Repurchase Option on the one month anniversary of the Effective Date, and an additional 1/24th of the Vesting Shares shall be released from the Repurchase Option on the first day of each month thereafter, until all Vesting Shares are released from the Repurchase Option; provided, however, that such scheduled releases from the Repurchase Option shall immediately cease as of the Termination Date if this Agreement was terminated by Soupman “for Cause”; and provided further, that all such scheduled releases from the Repurchase Option shall immediately accelerate, and all Vesting Shares shall be released from the Repurchase Option if this Agreement was terminated for any other reason or upon the occurrence of a Change of Control. The foregoing acceleration of vesting and lapse of repurchase rights shall be deemed to occur immediately prior to the effective termination of this Agreement or the occurrence of a Change of Control.  Fractional Shares shall be rounded to the nearest whole Share.

Effective the first day of each renewal term, Soupman will grant MoM 400,000 additional Shares, which Shares shall be granted without any restrictions other than restrictions under applicable state and securities laws.

Such number will be subject to equitable adjustment for changes in the outstanding number of shares of common stock due to capital events such as stock splits, stock dividends, any stock issuance without a corresponding fair market value capital contribution (other than incentive stock issuances approved by Soupman’s Board of Directors to employees, consultants and sales brokers), mergers, exchanges, reorganizations, consolidations, and the like.

In addition, for each incremental $1,000,000 in gross annual sales of Endorsed Products for each contract year during the Term over the gross annual sales of Endorsed Products for the previous 12 month period, Soupman shall, effective the last day of such contract year, grant MoM 5,000 additional Shares (up to a maximum aggregate grant pursuant to this provision of 500,000 additional Shares), which Shares shall be granted without any restrictions other than restrictions under applicable state and securities laws.

Such number will be subject to equitable adjustment for changes in the outstanding number of shares of common stock due to capital events such as stock splits, stock dividends, any stock issuance without a corresponding fair market value capital contribution (other than incentive stock issuances approved by Soupman’s Board of Directors to employees, consultants and sales brokers), mergers, exchanges, reorganizations, consolidations, and the like,.